Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of May 6, 2015, is entered into between SWBG Orlando Corporate Operations Group, LLC, a Florida limited liability company, and SEA Holdings I, LLC, a Florida limited liability company (collectively, the “New Subsidiaries” and each a “New Subsidiary”) and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (the “Agent”) under that certain Credit Agreement, dated as of December 1, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SeaWorld Parks and Entertainment, Inc., a Delaware corporation (the “Borrower”), SeaWorld Entertainment, Inc., the direct parent of the Borrower, and the other Guarantors from time to time party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., as L/C Issuer and Swing Line Lender, and the other agents named therein. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The New Subsidiaries and the Agent, for the benefit of the Lenders, hereby agree as follows:

1. Each New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Subsidiary will be deemed to be a “Loan Party” under the Credit Agreement and a “Subsidiary Guarantor” for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Subsidiary Guarantor thereunder as if it had executed the Credit Agreement. Each New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement, (b) all of the covenants set forth in Articles VI and VII of the Credit Agreement and (c) all of the guaranty obligations set forth in Article XI of the Credit Agreement.

2. If required, each New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Agent in accordance with the Credit Agreement.

3. The address of each New Subsidiary for purposes of Section 10.02 of the Credit Agreement is as follows:

9205 Southpark Center Loop

Suite 400

Orlando, FL 32819

Attention: Chief Financial Officer

4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

5. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SWBG ORLANDO CORPORATE OPERATIONS GROUP, LLC

By:	/s/ James M. Heaney
Name:	James M. Heaney
Title:	Chief Financial Officer

SEA HOLDINGS I, LLC

By:	/s/ James M. Heaney
Name:	James M. Heaney
Title:	Chief Financial Officer

[Signature Page to Joinder]

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ David H. Strickert
Name:	David H. Strickert
Title:	Managing Director

[Signature Page to Joinder]